UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Revolving Credit and Term Loan Agreement

On June 23, 2017, Broadstone Net Lease, Inc. (the “Company”) entered into an $800 million unsecured Revolving Credit and Term Loan Agreement (the “Credit Agreement”), among the Company, Broadstone Net Lease, LLC (the “Operating Company”), as the borrower, the lenders party thereto (the “Lenders”), Manufacturers and Traders Trust Company, as Administrative Agent, Manufacturers and Traders Trust Company, Wells Fargo Securities, LLC, BMO Capital Markets Corp., and JPMorgan Chase Bank, N.A. as Joint Lead Arrangers and Joint Bookrunners for the Revolver and the 5.5-Year Term Loan (each as defined below), Manufacturers and Traders Trust Company, Wells Fargo Securities, LLC, and BMO Capital Markets Corp. as Joint Lead Arrangers and Joint Bookrunners for the 7-Year Term Loan (as defined below), Wells Fargo Bank, National Association, Bank of Montreal, and JPMorgan Chase Bank, N.A. as Co-Syndication Agents, and SunTrust Bank, Regions Bank, and Capital One, National Association, as Co-Documentation Agents.

As described below, the Credit Agreement includes (i) a $400 million senior unsecured revolving credit facility, (ii) a $250 million senior unsecured delayed draw term loan, and (iii) a $150 million senior unsecured delayed draw term loan. The term of the Credit Agreement began on June 23, 2017, and replaced the Company’s existing $400 million unsecured revolving credit and term loan agreement (the “Existing Credit Agreement”). Proceeds from borrowings under the Credit Agreement will be used to repay the outstanding indebtedness under the Existing Credit Agreement and the Operating Company’s $185 million term loan that was scheduled to mature on October 11, 2018, as well as to fund future acquisitions and general corporate purposes.

The Credit Agreement contains certain covenants customary for an agreement of its type, including (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions, and (ii) financial maintenance covenants, including, but not limited to, a minimum unsecured interest expense coverage ratio, a maximum leverage ratio, a maximum secured indebtedness ratio, and a minimum fixed charge coverage ratio. The Credit Agreement also contains representations and warranties, affirmative covenants, including financial reporting requirements, negative covenants, and events of default, including certain cross defaults with the Company’s other indebtedness, customary for an agreement of its type. As set forth in the Credit Agreement, certain events of default could result in an acceleration of the Company’s obligations under the Credit Agreement.

Revolver

The Credit Agreement provides for a $400 million senior unsecured revolving credit facility (the “Revolver”) maturing on January 21, 2022. The Operating Company has a one-time right to extend the term of the Revolver for an additional five-month period through June 21, 2022, subject to certain conditions set forth in the Credit Agreement, including payment of an extension fee equal to 0.0625% of the revolving commitments. The rate of interest payable on the Revolver, at the Operating Company’s option, is equal to (i) the applicable London Interbank Offered Rate, as set forth in the Credit Agreement (“LIBOR”) plus a margin or (ii) the applicable fluctuating base rate, as set forth in the Credit Agreement (the “Base Rate”), plus a margin. The margin for Revolver borrowings is adjustable based upon the Operating Company’s credit rating and is between 0.825% and 1.55% per annum for LIBOR borrowings and 0% and 0.55% per annum for Base Rate borrowings. Based on the Operating Company’s current investment grade credit rating of Baa3, the applicable margin for the Revolver equals 1.2% per annum for LIBOR borrowings and 0.2% per annum for Base Rate borrowings. An applicable facility fee is payable on the amount of the revolving commitments, as defined in the Credit Agreement, based on the Operating Company’s credit rating. The initial applicable facility fee equals 0.25% per annum. Borrowings under the Revolver are payable interest only during the term, with the principal amount due in full at maturity. As of June 23, 2017, there was $90 million in outstanding LIBOR borrowings under the Revolver.

5.5-Year Term Loan

The Credit Agreement provides for a $250 million senior unsecured delayed draw term loan maturing on January 23, 2023 (the “5.5-Year Term Loan”). The Operating Company is permitted to request up to three borrowings under the delayed draw feature of the 5.5-Year Term Loan, which may be drawn from June 23, 2017, to but excluding June 22, 2018. The rate of interest payable on the 5.5-Year Term Loan, at the Operating Company’s option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for 5.5-Year Term Loan borrowings is adjustable based upon the Operating Company’s credit rating and is between 0.9% and 1.75% per annum for LIBOR borrowings and 0% and 0.75% per annum for Base Rate borrowings. Based on the Operating Company’s current investment grade credit rating of Baa3, the applicable margin under the 5.5-Year Term Loan equals 1.35% per annum for LIBOR borrowings and 0.35% per annum for Base Rate borrowings. A ticking fee is payable on the amount of the commitments for the 5.5-Year Term Loan, as reduced by the amount of any term loans outstanding under the 5.5-Year Term Loan, equal to 0.25% per annum. Borrowings under the 5.5-Year Term Loan are payable interest only during the term, with the principal amount due in full at maturity. As of June 23, 2017, the 5.5-Year Term Loan was fully drawn and there was $250 million in outstanding LIBOR borrowings.

7-Year Term Loan

The Credit Agreement provides for a $150 million senior unsecured delayed draw term loan maturing on June 21, 2024 (the “7-Year Term Loan”). The Operating Company is permitted to request up to three borrowings under the delayed draw feature of the 7-Year Term Loan, which may be drawn from June 23, 2017, to but excluding June 22, 2018. The rate of interest payable on the 7-Year Term Loan, at the Operating Company’s option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for 7-Year Term Loan borrowings is adjustable based upon the Operating Company’s credit rating and is between 1.5% and 2.45% per annum for LIBOR borrowings and 0.5% and 1.45% per annum for Base Rate borrowings. Based on the Operating Company’s current investment grade credit rating of Baa3, the initial margin under the 7-Year Term Loan equals 1.9% per annum for LIBOR borrowings and 0.9% for Base Rate borrowings. A ticking fee is payable on the amount of the commitments for the 7-Year Term Loan, as reduced by the amount of any term loans outstanding under the 7-Year Term Loan, equal to 0.25% per annum. Borrowings under the 7-Year Term Loan are payable interest only during the term, with the principal amount due in full at maturity. As of June 23, 2017, the 7-Year Term Loan was undrawn and there was no amount outstanding.

Incremental Facilities

The Credit Agreement includes an accordion feature to increase the aggregate facility size from $800 million to $1.0 billion. Pursuant to the terms of the Credit Agreement, the Operating Company may elect to increase the Lenders’ revolving credit commitments or add one or more tranches of additional term loans, up to $200 million in aggregate, subject to the willingness of existing or new lenders to fund such increase and other customary conditions. The Operating Company may exercise this election any time after June 22, 2018, and before the maturity dates of the Revolver, the 5.5-Year Term Loan, and the 7-Year Term Loan, respectively.

Amendment and Restatement of Term Loan Agreement

On June 23, 2017, the Company, the Operating Company, as the borrower, SunTrust Bank, as Administrative Agent, and the lenders party thereto, entered into an Amended and Restated Term Loan Agreement (the “Restated Term Loan Agreement”), that amended and restated the $375 million Term Loan Agreement, dated as of November 6, 2015, as amended (the “Existing Term Loan Agreement”), by and among the Company, the Operating Company, as the borrower, SunTrust Bank, as Administrative Agent, and the lenders party thereto. The principal changes effected by the Restated Term Loan Agreement were (a) the amendment and restatement of certain terms, conditions, covenants, including financial maintenance covenants, and other provisions of the Existing Term Loan Agreement to align them with those included in the Credit Agreement, and (b) the addition of a one-time non-pro rata payment provision that permitted and facilitated the repayment in full of the $50 million in outstanding term loans previously made to the Operating Company under the Existing Term Loan Agreement by PNC Bank, National Association, and the departure of PNC Bank, National Association as a lender. With the one-time non-pro rata $50 million pay down the size of the term loan was reduced to $325 million.

The foregoing descriptions of the Credit Agreement and the Restated Term Loan Agreement are not, and do not purport to be, complete and are qualified in their entirety by reference to the copies of the Credit Agreement and the Restated Term Loan Agreement filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Certain of the lenders, the administrative agents, and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Operating Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the lenders and their affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 29, 2017, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Reference to the Company’s website in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K does not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Revolving Credit and Term Loan Agreement, dated as of June 23, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto

10.2

Amended and Restated Term Loan Agreement, dated as of June 23, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, SunTrust Bank, as administrative agent, and the lenders party thereto

99.1	Press Release, dated June 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ Ryan M. Albano
Name:	Ryan M. Albano
Title:	Executive Vice President and Chief Financial Officer

Date: June 29, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Revolving Credit and Term Loan Agreement, dated as of June 23, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company, as administrative agent, and the lenders party thereto

10.2

Amended and Restated Term Loan Agreement, dated as of June 23, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, SunTrust Bank, as administrative agent, and the lenders party thereto

99.1	Press Release, dated June 29, 2017